Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-63880) on Form S-8 of Monro, Inc. of our report dated June 27, 2024, relating to our audit of the financial statements and supplemental schedule of Monro, Inc. 401(k) Plan, which appears in this Annual Report on the Form 11-K of the Monro, Inc. 401(k) Plan for the year ended December 31, 2023.

/s/ Freed Maxick CPAs, P.C.
Buffalo, New York
June 27, 2024

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